EXHIBIT 5.1

Stepp Law Corporation

15707 Rockfield Boulevard

Suite 101

Irvine, California 92618

September 27, 2016

BMC Capital, Inc.

3267 Bee Caves Road

Suite 107-122

Austin, Texas 78746

Attention: Board of Directors

Re: Registration Statement on Form S-1

Gentlemen:

As special counsel to BMC Capital, Inc., a Nevada corporation (the "Company"), we have been requested to provide our opinion regarding 1,348,354 shares of the Company’s common stock which have been issued by the Company (the “Shares”). We have been informed that the Shares will be registered for sale or transfer by the holders thereof pursuant to the provisions of that certain registration statement on Form S-1, which is anticipated to be filed by the Company with the Securities and Exchange Commission (the “Commission"), to comply with the applicable provisions of the Securities Act of 1933, as amended (the “Act”), and those holders are identified in that registration statement (the "Registration Statement"). Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion.  The opinion specified in this letter is limited to Nevada law.

For purposes of providing the opinion specified in this letter, we have made such legal and factual examinations and inquiries, including an examination of photocopies, identified to our satisfaction being true copies of various records of the Company, including  the Registration Statement and such other documents, instruments and corporate records and public records as we have deemed necessary or appropriate.  Also, we have obtained from officers of the Company and have relied upon such representations and assurances as we deem necessary or appropriate for the purposes of providing that opinion.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as photocopies, electronic or facsimile copies conform to the original document; and (iii) all corporate records made available to us by the Company, and all public records we have reviewed are accurate and complete.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions specified in this letter, it is our opinion that the Shares (i) have been duly and validly authorized for issuance and (ii) are validly issued, fully paid, and non-assessable.

We confirm that we furnish no opinion with respect to the truth and accuracy or the completeness of the Registration Statement, other than this letter.  The opinion specified in this letter is expressly limited to the matters specified in this letter, and we furnish no opinion, express or implied, as to any other matter relating to the Company or its securities.  Accordingly, no provision of this letter is intended to, nor shall any such provision, be construed as an opinion concerning any matter not specified in this letter.

The opinion specified in this letter is as of the date of this letter, and we assume no obligation to update or supplement that opinion, if any applicable law changes after the date of this letter, or if we become aware after the date of this letter of any fact, whether existing before or occurring after the date of this letter, that might change the opinion specified in this letter.

We consent to the (i) use of this letter as an exhibit to the Registration Statement, (ii) disclosure in the prospectus portion of the Registration Statement of the opinion specified in this letter, and (iii) use of our name in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act, or the rules and regulations of the Commission.

Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely,

STEPP LAW CORPORATION

/s/   Thomas E. Stepp, Jr.

By:  Thomas E. Stepp, Jr.

TES/srd